UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2009

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-11234	76-0380342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 16, 2009, Kinder Morgan Energy Partners, L.P. (the “Partnership”) entered into an Equity Distribution Agreement (the “Agreement”) with UBS Securities LLC (“UBS”).  Pursuant to the terms of the Agreement, the Partnership may sell from time to time through UBS, as the Partnership’s sales agent, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $300,000,000 (the “Units”).  Sales of the Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed between the Partnership and UBS.

Under the terms of the Agreement, the Partnership may also sell Units from time to time to UBS as principal for its own account at a price to be agreed upon at the time of sale.  Any sale of Units to UBS as principal would be pursuant to the terms of a separate terms agreement between the Partnership and UBS.

The Units will be issued pursuant to the Partnership’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-153598).

The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and this description of the Agreement is qualified in its entirety by reference to such exhibit.  The Agreement is also filed with reference to, and is incorporated by reference as an exhibit to, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1                                 Equity Distribution Agreement, dated January 16, 2009, between Kinder Morgan Energy Partners, L.P. and UBS Securities LLC.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	KINDER MORGAN G.P., INC.,
its general partner

	By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: January 16, 2009		By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated January 16, 2009, between Kinder Morgan Energy Partners, L.P. and UBS Securities LLC